Exhibit 10.2

JOINDER AGREEMENT AND AMENDMENT NO. 1

Execution Version

JOINDER AGREEMENT AND AMENDMENT NO. 1, dated as of June 23, 2020 (this “Agreement”), by and among Credit Suisse AG, Cayman Islands Branch (the “New Term Loan Lender”), Diamond (BC) B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its statutory seat in Amsterdam, the Netherlands, registered office at Maarssenbroeksedijk 2, 3542 DN, Utrecht, the Netherlands and registered under number 68305133 (the “Borrower”) and Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of September 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BCPE Diamond Netherlands TopCo B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under laws of the Netherlands, having its statutory seat in Amsterdam, the Netherlands, registered office at Maarssenbroeksedijk 2, 3542 DN, Utrecht, the Netherlands and registered under number 68636059, the Borrower, the lending institutions from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer, and a Lender (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The New Term Loan Lender party hereto hereby commits to provide its respective New Term Loan Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

The New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the most recent financial statements referred to in Section 8.9 of the Credit Agreement or delivered pursuant to Section 9.1 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. For the avoidance of doubt, the New Term Loan Lender shall constitute a “New Term Loan Lender” and the New Term Loans shall constitute “New Term Loans” under the Credit Agreement.

The New Term Loan Lender hereby agrees to make its New Term Loan Commitment on the following terms and conditions:

1.	New Term Loans. The New Term Loans shall constitute a New Term Loan (as defined in the Credit Agreement) and shall be treated as a separate Class of Term Loans.

2.	Applicable Margin. The Applicable Margin for ABR Loans or for Eurocurrency Loans, as applicable, for the New Term Loans shall mean, as of any date of determination, the applicable percentage per annum as set forth below.

Eurocurrency Loans	ABR Loans
5.00%	4.00%

3.	Certain Amendments to the Credit Agreement.

(a)            The following definitions shall be added to the Credit Agreement:

“Amendment No. 1” shall mean the Joinder Agreement and Amendment No. 1, dated as of the Amendment No. 1 Effective Date, by and between the Borrower, the Administrative Agent, and the New Term Loan Lender party thereto.

“Amendment No. 1 Effective Date” shall mean June 23, 2020, the first Business Day on which all conditions precedent set forth in Section 7 of Amendment No. 1 were satisfied or waived.

“Amendment No. 1 Arrangers” shall mean Credit Suisse Loan Funding LLC, Barclays Bank PLC, RBC Capital Markets LLC[1], HSBC Securities (USA) Inc., SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC, as joint lead arrangers and joint bookrunners for Amendment No. 1 and the Amendment No. 1 Term Loans.

“Amendment No. 1 Term Loan Commitment” shall mean, in the case of each Amendment No. 1 Term Loan Lender on the Amendment No. 1 Effective Date, the amount set forth opposite such Amendment No. 1 Term Loan Lender’s name on Schedule A to Amendment No. 1 as such Amendment No. 1 Term Loan Lender’s Amendment No. 1 Term Loan Commitment. The aggregate amount of the Amendment No. 1 Term Loan Commitments as of the Amendment No. 1 Effective Date is $150,000,000.

“Amendment No. 1 Term Loans” shall mean the New Term Loans established pursuant to Amendment No. 1 on the Amendment No. 1 Effective Date.

1	RBC Capital Markets is a marketing name for the capital markets activities of Royal Bank of Canada and its affiliates.

“Amendment No. 1 Term Loan Lenders” shall mean a Lender with a Amendment No. 1 Term Loan Commitment or an outstanding Amendment No. 1 Term Loan.

(b)            Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions as set forth below:

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Joint Bookrunners and the Amendment No. 1 Arrangers.

“New Term Loan” shall have the meaning provided in Section 2.14(c), and shall include, for the avoidance of doubt, the Amendment No. 1 Term Loans.

“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a), and shall include, for the avoidance of doubt, the Amendment No. 1 Term Loan Commitments.

“New Term Loan Lender” shall have the meaning provided in Section 2.14(c), and shall include, for the avoidance of doubt, the Amendment No. 1 Term Loan Lenders.

(c)            The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following clause (iii) thereto:

“(iii)      for the Amendment No. 1 Term Loans:

Eurocurrency Loans	ABR Loans
5.00%	4.00%

(d)            The definition of “Eurocurrency Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing the proviso at the end thereof with the following:

“provided that, notwithstanding the foregoing, (x) with respect to the Revolving Credit Loans and the Initial Term Loans, if the Eurocurrency Rate would otherwise be equal to or less than zero, the Eurocurrency Rate for Revolving Credit Loans and Initial Term Loans for the applicable Interest Period shall be equal to 0.00%, and (y) with respect to the Amendment No. 1 Term Loans, if the Eurocurrency Rate would otherwise be equal to or less than 1.00%, the Eurocurrency Rate for Amendment No. 1 Term Loans for the applicable Interest Period shall be equal to 1.00%.”

(e)            Section 2.5(b) of the Credit Agreement is hereby amended by deleting such Section and replacing it with the following:

“(b)      The Borrower shall repay to the Administrative Agent on the last Business Day of each March, June, September and December, commencing with the last Business Day of (i) the second full fiscal quarter ending after the Closing Date and ending with the last such Business Day prior to the Initial Term Loan Maturity Date (each, an “Initial Term Loan Repayment Date”), for the benefit of the Initial Term Loan Lenders, a principal amount equal to (A) 0.25% of the aggregate principal amount of all Initial USD Term Loans outstanding on the Closing Date and (B) 0.25% of the aggregate principal amount of all Initial Euro Term Loans outstanding on the Closing Date (each such repayment, an “Initial Term Loan Repayment Amount”) (which Initial Term Loan Repayment Amount shall be reduced by the amount of the relevant scheduled principal payment that has been prepaid or deemed prepaid in accordance with this Agreement, including as set forth in Section 5.1, Section 5.2(c) and Section 13.7(h)), and (ii) with respect to the Amendment No. 1 Term Loans, the fiscal quarter ending December 31, 2020 and ending with the last such Business Day prior to the Initial Term Loan Maturity Date, for the benefit of the Amendment No. 1 Term Loan Lenders, a principal amount equal to 0.25% of the aggregate principal amount of all Amendment No. 1 Term Loans outstanding on the Amendment No. 1 Effective Date (which repayment amount shall be reduced by the amount of the relevant scheduled principal payment that has been prepaid or deemed prepaid in accordance with this Agreement, including as set forth in Section 5.1, Section 5.2(c) and Section 13.7(h)).

(f)             Section 5.1 of the Credit Agreement is hereby amended by adding the following clause (d) thereto:

“(d)      In the event that, prior to the six-month anniversary of the Amendment No. 1 Effective Date, the Borrower (i) makes any prepayment of Amendment No. 1 Term Loans in connection with any Repricing Transaction the primary purpose (as determined by the Borrower in good faith) of which is to decrease the Effective Yield of such Amendment No. 1 Term Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose (as determined by the Borrower in good faith) of which is to decrease the Effective Yield of the Amendment No. 1 Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of Amendment No. 1 Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii) above, a premium equal to 1.00% of the aggregate principal amount of the applicable Amendment No. 1 Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.”

(g)            Section 9.13 of the Credit Agreement is hereby amended by adding the following clause (e) thereto:

“(e)      The proceeds of the Amendment No. 1 Term Loans incurred on the Amendment No. 1 Effective Date will be utilized (i) to repay outstanding Revolving Loans, (ii) for general corporate purposes (including acquisitions, Permitted Investments, Restricted Payments and other transactions no expressly prohibited by this Agreement) and (iii) to pay fees and expenses incurred in connection with the foregoing and in connection with the incurrence of the Amendment No. 1 Term Loans.”

(h)            Section 10.5 of the Credit Agreement is hereby amended by adding the following clause (d) thereto:

“(d)      Notwithstanding anything to the contrary contained in this Section 10.5, for the period commencing with the Amendment No. 1 Effective Date and ending December 31, 2020, the Borrower and its Restricted Subsidiaries shall not make any Restricted Payment to the Sponsor and other equity holders pursuant to Sections 10.5(a)(A) through (H), (b)(11), and (b)(14).”

(i)            Section 12.1(a) of the Credit Agreement is hereby amended by replacing the words “Joint Lead Arrangers and Joint Bookrunners” with the words “Joint Lead Arrangers and Joint Bookrunners, and the Amendment No. 1 Arrangers”.

(j)           Section 12.1(i) of the Credit Agreement is hereby amended by replacing the words “No Joint Lead Arranger or Joint Bookrunner” with the words “None of the Joint Lead Arrangers and Joint Bookruners, nor the Amendment No. 1 Arrangers”.

(k)          Section 13.5 of the Credit Agreement is hereby amended by replacing the words “the Administrative Agent or any Joint Lead Arranger” with the words “the Administrative Agent, Joint Lead Arrangers and Joint Bookrunners, or Amendment No. 1 Arrangers”.

4.	Proposed Borrowing. This Agreement represents a request by the Borrower to borrow New Term Loans in the form of the Amendment No. 1 Term Loans from the Amendment No. 1 Term Loan Lenders as follows (the “Proposed Borrowing”):

(a)	Business Day of Proposed Borrowing: June 23, 2020

(b)	Amount of Proposed Borrowing: $150,000,000

(c)	Interest rate option: Eurocurrency Loans with an initial Interest Period ending July 31, 2020.

This Section 4 shall be deemed a Notice of Borrowing for purposes of the Credit Agreement.

5.	New Term Loan Lenders. Each New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement and the New Term Loans, that such New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder and under the Intercreditor Agreements, as applicable, pursuant to Section 12.13 of the Credit Agreement.

6.	Credit Agreement Governs. Except as set forth in this Agreement, the New Term Loans established hereby shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

7.	Conditions to Effectiveness of this Agreement. This Agreement shall become effective on the first Business Day on which each of the following conditions is satisfied:

(a)            The Administrative Agent shall have received (i) from the New Term Loan Lender, (ii) from the Administrative Agent and (iii) from the Borrower, a counterpart of this Agreement signed on behalf of such party;

(b)            The Administrative Agent shall have received the executed legal opinion of (x) Kirkland & Ellis LLP, special counsel to the Borrower and (y) Loyens & Loeff N.V. as counsel to the Administrative Agent. The Borrower and the Administrative Agent hereby instruct such counsel to deliver such legal opinion;

(c)            The Borrower shall have paid (i) the Agents the fees in the amounts previously agreed in writing to be received on the Amendment No. 1 Effective Date and (ii) the Administrative Agent all reasonable costs and expenses (including, without limitation the reasonable and documented fees, charges and disbursements of (x) Cahill Gordon & Reindel llp, counsel for the Agents and (y) if reasonably necessary, of a single firm of local counsel in each relevant material jurisdiction (which can be a single local counsel acting in multiple jurisdictions)) of the Administrative Agent for which invoices have been presented prior to the Amendment No. 1 Effective Date;

(d)            The Administrative Agent shall have received (A) a certificate of the Borrower, dated the Amendment No. 1 Effective Date, substantially in the form of Exhibit L to the Credit Agreement, with appropriate insertions, executed by a board member A and a board member B of the Borrower, and attaching the documents referred to in the following clause (B) or, to the extent applicable, confirming the continued effectiveness and no amendments or other modifications to such documents since the Closing Date and (B) (x) a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the board of directors or other managers of the Borrower (or a duly authorized committee thereof) authorizing (I) the execution, delivery and performance of this Agreement (and any agreements relating thereto) to which it is a party and (II) the extensions of credit contemplated hereunder, (y) the deed of incorporation and articles of association or other comparable organizational documents of the Borrower, as applicable, to the extent amended or otherwise modified since the Closing Date and (z) signature and incumbency certificates of the Authorized Officers of the Borrower executing the Credit Documents to which it is a party.

(e)            At the time of and immediately after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing;

(f)            The representations and warranties made by the Borrower, before and after giving effect to this Agreement, contained in Section 8 hereof and in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) with the same effect as though such representations and warranties had been made on and as of the Amendment No. 1 Effective Date, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) as of such earlier date.

(g)            The Administrative Agent shall have received (at least three (3) Business Days prior to the Amendment No. 1 Effective Date) all documentation and other information about Holdings and Borrower as has been reasonably requested in writing at least ten (10) Business Days prior to the Amendment No. 1 Effective Date by the Administrative Agent or the Amendment No. 1 Arrangers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

8.	Borrower Certifications. By its execution of this Agreement, the undersigned officer of the Borrower, to the best of his or her knowledge, hereby certifies, solely in his or her capacity as an officer of the Borrower and not in his or her individual capacity, that no Event of Default exists on the date hereof before or after giving Pro Forma Effect to the New Term Loan Commitments contemplated hereby.

9.	Notice. For purposes of the Credit Agreement, the initial notice address of each relevant New Term Loan Lender shall be as set forth below its signature below.

10.	Notice of Borrowing. The notice in respect of any initial Borrowing under this Agreement may be conditioned on any Permitted Acquisition or other acquisition, investment, redemption, repurchase, defeasance, satisfaction, discharge or repayment of Indebtedness or any Restricted Payments.

11.	Tax Forms. For each relevant New Term Loan Lender, delivered herewith to the Administrative Agent and the Borrower are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to the Administrative Agent and/or the Borrower pursuant to Section 5.4(e) of the Credit Agreement.

12.	Recordation of the New Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the New Term Loans made by the New Term Loan Lender in the Register as additional Amendment No. 1 Term Loans.

13.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

14.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

15.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

16.	Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.	Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts shall be deemed originals and taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

18.	Post-Closing Covenant. The Borrower agrees that it will deliver, or will cause to be delivered, to the Administrative Agent the items described on Schedule B annexed hereto by the times specified on such Schedule B with respect to such items, or such later time as the Administrative Agent may agree in its reasonable discretion. All conditions precedent, covenants and representations and warranties contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule B within the time periods required by this Section 18, rather than as elsewhere provided in the Credit Documents).

19.	Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Agreement shall not constitute a novation of the Credit Agreement as in effect immediately prior to giving effect hereto or any of the Credit Documents. By executing and delivering a copy hereof, the Borrower hereby consents to the terms of this Agreement and the transactions contemplated thereby and hereby confirms its prior pledges and grants of security interests, as applicable, under and subject to the terms of each of the Credit Documents to which it is party, and agrees that, after giving effect to this Agreement, such pledges and grants of security interests, and the terms of each of the Security Documents, shall continue to be in full force and effect, including to secure the Obligations (including, without limitation, the New Term Loans established hereunder). For the avoidance of doubt, on and after the Amendment No. 1 Effective Date, this Agreement shall for all purposes constitute a Credit Document.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and the New Term Loan Lender

By:	/s/ Judith E. Smith
Name:	Judith E. Smith
Title:	Authorized Signatory

By:	/s/ Brady Bingham
Name:	Brady Bingham
Title:	Authorized Signatory

[Signature Page to Joinder Agreement and Amendment No. 1 (Diversey)]

DIAMOND (BC) B.V., as Borrower

By:	/s/ Alexander Tiedemann
Name:	Alexander Tiedemann
Title:	Board member A

By:	/s/ Gaetano Redaelli
Name:	Gaetano Redaelli
Title:	Board member B

[Signature Page to Joinder Agreement and Amendment No. 1 (Diversey)]

SCHEDULE A
TO
JOINDER AGREEMENT AND AMENDMENT NO. 1

New Term Loan Commitments

Amendment No. 1 Term Loan Lender	Amendment No. 1 Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$150,000,000
Total: $150,000,000

SCHEDULE B

TO
JOINDER AGREEMENT AND AMENDMENT NO. 1

Post-Closing Covenant

Within 90 days of the Amendment No. 1 Effective Date, or such later date as the Administrative Agent may reasonably agree, each of the applicable Foreign Guarantors shall, if necessary under applicable local law in connection with the incurrence of the Amendment No. 1 Term Loans, enter into amendments, supplements, joinders, or modifications to the applicable Foreign Security Agreements and/or Foreign Guarantee, and deliver customary opinions with respect thereto, in each case subject to the Agreed Security Principles.